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                                                                   EXHIBIT 10.8

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

                                      SM&A
                                 STEVEN S.MYERS


        This Amendment No. 2 to Employment Agreement (this "Amendment") is entered into as of April 12, 2002 by and between SM&A, a California corporation (formerly known as Emergent Information Technologies, Inc.) and Steven S. Myers ("Employee"), with reference to the following:

        A. SM&A and Employee are parties to that certain Employment Agreement effective February 1, 2000 (the "Original Agreement"), as amended pursuant to that certain Amendment No. 1 to Employment Agreement dated December 29, 2000 ("Amendment No. 1"), pursuant to which Employee has agreed to perform services for SM&A on the terms and conditions therein set forth. The Original Agreement and Amendment No. 1 thereto are collectively referred to herein as the "Employment Agreement."

        B. Employee and SM&A desire to amend the Employment Agreement to return Employee's base salary to the amount that was paid prior to the parties' entry into Amendment No. 1.

        NOW, THEREFORE, in consideration of the promises and obligations contained herein and in the Employment Agreement, SM&A and Employee agree to amend the Employment Agreement as follows:

        1. Exhibit A. Paragraph 1 of Exhibit A to the Original Agreement entitled "Base Salary" shall be amended and restated in its entirety as follows:

        Base Salary:   Employee's annual salary shall be $600,000 per year, paid
                       in at bi-weekly installments. In no event, and under no circumstances, shall Employee's annual salary be reduced below the most recent annual salary without his consent.
                       For example, in no event can Employee's base annual salary ever be reduced below $600,000.

        The amendment to this paragraph 1 supersedes in its entirety the provision of Amendment No. 1 as it pertains to base salary.


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        2. General. Headings used in this Amendment are for convenience only and are not intended to affect the meaning or interpretation of this Amendment. Except as set forth in this Amendment, the Employment Agreement remains in full force and effect. The Original Agreement together with Amendment No. 1 (as superseded in part by this Amendment), and this Amendment constitute the entire agreement among the parties with respect to the subject matter hereto and supersedes any and all other agreements, either oral or in writing, among the parties with respect to the subject matter hereof. Each party represents and warrants to the other that the Employment Agreement and this Amendment constitute the legal, valid and binding obligation of such party, enforceable in accordance with their terms. Any other amendment or modification may only be in a writing executed by all of the parties hereto.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of April 12, 2002.


                                     SM&A


                                     By: /s/ Cathy L. Wood
                                         --------------------------------------
                                         Name: Cathy L. Wood
                                         Its: Chief Financial Officer and
                                              Secretary


                                                /s/ Steven S. Myers
                                     ------------------------------------------
                                                  Steven S. Myers



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